UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 27, 2025
(February 24, 2025)

Name of Registrant, State of Incorporation, Address Of Principal Executive Offices, Telephone Number, Commission File No., IRS Employer Identification No.

TXNM Energy, Inc.
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
Telephone Number - (505) 241-2700
Commission File No. - 001-32462
IRS Employer Identification No. - 85-0468296

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 40.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of exchange on which registered
TXNM Energy, Inc.	Common Stock, no par value	TXNM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2025, the Compensation and Human Capital Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of TXNM Energy, Inc. (the “Company”) approved certain compensatory arrangements in which the Company’s named executive officers participate and also recommended that the full Board approve certain other compensatory plans and arrangements in which the Company’s named executive officers participate. Also on February 24, 2025, the full Board (or the independent directors, in the case of certain actions relating specifically to the Company’s Chairman and Chief Executive Officer and President and Chief Operating Officer) approved the Compensation Committee’s recommendations. The plans and arrangements that were approved at such meetings are described in more detail below.

Approval of 2025 Officer Annual Incentive Plan

The Compensation Committee recommended to the Board and the Board approved the Company’s 2025 Officer Annual Incentive Plan (the “Annual Incentive Plan”), which provides for a one-year performance period that began on January 1, 2025 and will end on December 31, 2025. Pursuant to the Annual Incentive Plan, the Company’s named executive officers are eligible to receive cash bonuses if the Company achieves during 2025 (i) certain levels of Incentive Earnings Per Share (as defined below) and (ii) specified goals. Any awards must be approved by the Compensation Committee (and the independent directors of the Board, in the case of any award payable to the Company’s Chairman and Chief Executive Officer) and if earned will be paid on or before March 15, 2026.

Additional terms of the Annual Incentive Plan are as follows:

•To ensure that any awards payable under the Annual Incentive Plan can be funded by the Company’s earnings, no awards will be made unless the Company achieves a threshold Incentive Earnings Per Share target.

•“Incentive Earnings Per Share” equals Company’s diluted earnings per share for the fiscal year ending December 31, 2025, as reported in the Company’s Annual Report on Form 10-K, adjusted to exclude certain items that do not factor into ongoing earnings.

•Awards are payable at threshold, target and maximum levels based upon a percentage of the named executive officers’ respective base salaries. For the Company’s Chairman and Chief Executive Officer, award opportunities under the Annual Incentive Plan range from 57.5% to 230%. Award opportunities range from 45% to 180% for the Company’s President and Chief Operating Officer, from 35% to 140% for the Company’s General Counsel, Senior Vice President, Regulatory and Public Policy, and from 32.5% to 130% for the Company’s Senior Vice President and Chief Financial Officer. Actual awards under the Annual Incentive Plan (if any) will generally be determined as follows:

◦The overall award pool will be determined based on the Company’s actual Incentive Earnings Per Share during 2025. As noted above, if the Company does not achieve at least a threshold level of Incentive Earnings Per Share as specified in the Annual Incentive Plan, no awards will be paid to the named executive officers regardless of the Company’s achievement levels with respect to the other goals specified pursuant to the Annual Incentive Plan. This award pool (if any) will be allocated to individual named executive officers in accordance with the provisions of the Annual Incentive Plan (each named executive officer’s allocated amount of the award pool being his or her “Allocated Pool Amount”).

◦The Compensation Committee (and the independent directors of the Board, in the case of any award payable to the Company’s Chairman and Chief Executive Officer) will determine individual awards (if any) (each named executive officer’s individual award being his or her “Individual Award Amount”) based on achievement levels with respect to the corporate goals specified in the Annual Incentive Plan.

◦Each named executive officer will receive the lesser of his or her (i) Allocated Pool Amount or (ii) Individual Award Amount.

◦The Annual Incentive Plan provides for the payment of partial or pro rata awards in certain events involving the hiring, departure, promotion, demotion or transfer of officers eligible to participate in the Annual Incentive Plan. In the event that the plan is modified (to reduce awards) following a change in control with respect to the Company, a minimum award is provided in certain instances.

Approval of 2025 Long-Term Incentive Plan

On February 24, 2025, the Compensation Committee recommended to the Board and the Board approved the Company’s 2025 Long-Term Incentive Plan (the “2025 LTIP”), which provides for a three-year performance period that began on January 1, 2025 and will end on December 31, 2027 (the “LTIP Performance Period”). Pursuant to the 2025 LTIP, the Company’s named executive officers are eligible to receive performance share awards and time-vested restricted stock rights awards under the Company’s 2023 Performance Equity Plan. The Compensation Committee recommends and the full Board (and the independent directors of the Board, in the case of any award payable to the Company’s Chairman and Chief Executive Officer and President and Chief Operating Officer) approves any awards under the 2025 LTIP.

The total award opportunities available to the named executive officers under the 2025 LTIP are allocated as follows:

•70% are allocated to performance share awards, which will be granted based on the Company’s level of attainment of an Earnings Growth Goal, a Relative TSR Goal, and a funds from operations (“FFO”)/Debt Ratio Goal over the LTIP Performance Period; and

•30% are allocated to time-vested restricted stock rights awards, which will be granted depending on the named executive officer’s position, and base salary. The time-vested restricted stock rights awards were granted on February 26, 2025 and vest as follows: (i) 33% on March 7, 2026; (ii) 34% on March 7, 2027; and (iii) 33% on March 7, 2028. This timing differs from the Company’s past practice as the Company is changing the timing of grants of time-vested restricted stock rights awards. Beginning with the 2025 LTIP, restricted stock rights awards will be granted under the long-term incentive plan adopted for the current year. This is in contrast to the Company’s past practice, which would not have granted the restricted stock rights until the end of the LTIP Performance Period with vesting three years thereafter. Because the Board decided to award time-vested restricted stock rights under the 2025 LTIP in February 2025, the Board further determined not to grant the time-vested restricted stock rights award component of the Company’s 2022 Long-Term Incentive Plan, which was originally contemplated to be granted in February 2025.

Each named executive officer’s performance share award opportunity (at threshold, target and maximum levels) is based on his or her base salary in effect on January 1, 2025. For the Company’s Chairman and Chief Executive Officer, the award opportunities for the performance share awards component of the 2025 LTIP range from 113.75% to 455%. Award opportunities for the performance share awards component of the 2025 LTIP range from 78.75% to 315% for the Company’s President and Chief Operating Officer, from 47.25% to 189% for the Company’s General Counsel, Senior Vice President Regulatory and Public Policy, and from 29.75% to 119% for the Company’s Senior Vice President and Chief Financial Officer.

Award opportunities for the time-vested restricted stock rights component of the 2025 LTIP are 97.5% of base salary for the Company’s Chairman and Chief Executive Officer, 67.5% of base salary for the Company’s President and Chief Operating Officer, 40.5% of base salary for the Company’s General Counsel, Senior Vice President Regulatory and Public Policy, and 25.5% of base salary for the Company’s Senior Vice President and Chief Financial Officer. In addition to the factors described above, the number of restricted stock rights actually granted to the named executive officers will depend on their base salaries on the grant date and the per share price of the Company’s common stock on the grant date.

The 2025 LTIP provides for the payment of partial or pro rata performance share awards, and vesting of time-vested restricted stock rights, in certain events involving the hiring, departure, promotion, demotion or transfer of officers eligible to participate in the 2025 LTIP.

As noted above, the Company’s level of attainment (threshold, target or maximum) of each of the Earnings Growth Goal, the Relative TSR Goal, and the FFO/Debt Ratio Goal over the LTIP Performance Period will determine each named executive officer’s actual performance share award. The Earnings Growth, the Relative TSR, and the FFO/Debt Ratio Goals are defined and calculated in accordance with the 2025 LTIP and are substantially similar to the goals under the prior long-term incentive plan awards.

Amendment of the 2023 Long-Term Incentive Plan and 2024 Long-Term Incentive Plan

The Compensation Committee recommended to the Board and the Board approved an amendment to the 2023 Long-Term Incentive Plan (“2023 LTIP”) and an amendment to the 2024 Long-Term Incentive Plan (the “2024 LTIP”) to exclude the impact of extraordinary or non-recurring events occurring after February 25, 2025, when determining the FFO/Debt Ratio Goal under the 2023 LTIP and 2024 LTIP.

Note Regarding Non-GAAP Financial Measures

Certain performance measures described above (including Incentive Earnings Per Share under the Annual Incentive Plan and FFO/Debt Ratio, Relative TSR and Earnings Growth under the 2025 LTIP, 2024 LTIP, and 2023 LTIP) are not financial measures determined under U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures have been established solely for purposes of measuring performance under the applicable plan or arrangement. Such measures (and any corresponding targets) have no effect on, and are not necessarily identical to, any earnings guidance that may be announced by the Company. Consistent with the rules and regulations promulgated by the Securities and Exchange Commission and the Company’s past practice, the Company’s definitive proxy statements for future Annual Meetings of Stockholders will include detailed information about how such performance measures are calculated, as well as any required reconciliation(s) to corresponding GAAP financial measure(s).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TXNM ENERGY, INC.
(Registrant)

Date: February 27, 2025	/s/ Gerald R. Bischoff
Gerald R. Bischoff
Vice President and Corporate Controller
(Officer duly authorized to sign this report)